Exhibit 5.1
Skadden, Arps, Slate, Meagher & Flom llp
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March 15, 2021

Gain Therapeutics, Inc.
4800 Hampden Lane, Suite 200
Bethesda, MD 20814

Re:	Gain Therapeutics, Inc. Registration Statement on Form S‑1

Ladies and Gentlemen:

We have acted as special counsel to Gain Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of up to 4,181,818 shares of Class A common stock, par value $.0001 per share (“Common Stock”), of the Company (including up to 545,454 shares of Common Stock subject to an over-allotment option) (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)          the registration statement on Form S-1 (File No. 333-253303) of the Company relating to the Shares, filed on February 19, 2021 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Pre-Effective Amendments No. 1 through No. 2 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

Gain Therapeutics, Inc.
March 15, 2020

(b)          the preliminary prospectus, dated March 10, 2021, which forms a part of and is included in the Registration Statement;

(c)          the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into among the Company, BTIG, LLC and Oppenheimer & Co. Inc., as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Shares, filed as Exhibit 1.1 to the Registration Statement;

(d)          an executed copy of a certificate of Salvatore Calabrese, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(e)          a copy of the Company’s Certificate of Incorporation, as in effect as of the date hereof, certified by the Secretary of State of the State of Delaware as of July 16, 2020 and certified pursuant to the Secretary’s Certificate;

(f)          the form of the Company’s Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the consummation of the offering of the Shares and filed as Exhibit 3.1 to the Registration Statement;

(g)         a copy of the Company’s By-laws, as in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(h)          the form of the Company’s Amended and Restated By-laws, to be in effect immediately prior to the consummation of the offering of the Shares and filed as Exhibit 3.1 to the Registration Statement;

(i)          a copy of certain resolutions of the Board of Directors of the Company, adopted on January 22, 2021, February 19, 2021, and March 3, 2021 certified pursuant to the Secretary’s Certificate; and

(j)          a copy of certain resolutions of the stockholders of the Company adopted on March 4,2021 certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopy copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

Gain Therapeutics, Inc.
March 15, 2020

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Amended and Restated Certificate of Incorporation of the Company has been filed with the Secretary of State of the State of Delaware, the Company’s Amended and Restated By-laws have become effective and the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary corporate action to approve the issuance and sale of the Shares and related matters, including the price per share of the Shares; (iv) the Shares are registered in the Company’s share registry and delivered upon payment of the consideration therefor determined by the Board of Directors; and (v) the Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.0001 per Share.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

ALN